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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported: February 17, 2006)


                   North American Galvanizing & Coatings, Inc.
               (Exact name of registrant as specified in charter)


         Delaware                       1-3920                   71-0268502
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


            2250 East 73rd Street, Tulsa, Oklahoma               74136-6832
           (Address of principal executive offices)              (Zip Code)

      (Registrant's telephone number, including area code): (918) 494-0964


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I
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ITEM 1.01 - AMENDMENT TO A MATERIAL AGREEMENT


North American Galvanizing & Coatings, Inc. offered the noteholders of its $1 million subordinated promissory notes the opportunity to extend the maturity date one year to February 17, 2007. All other note terms remained unchanged. The extension, which was offered on a voluntary basis, was 100% subscribed.

The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.

ITEM 7.01 - REGULATON FD DISCLOSURE


On February 17, 2006, the Board of Director's Compensation Committee of North American Galvanizing & Coatings, Inc. approved amendments both to the Director Stock Unit Program and the 2004 Incentive Stock Plan. These plans were approved by the shareholders in May, 2004.

The amendments to the Director Stock Unit Program add language concerning accelerated and delayed payments. These amendments were made due to the proposed 409a regulations issued by the IRS late in 2005. The amendments to the 2004 Incentive Stock Plan bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Complete copies of the amended Director Stock Unit Program and 2004 Incentive Stock Plan will be filed with the quarterly report dated March 31, 2006.

The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.

ITEM 8.01 - OTHER EVENTS

The Company announced that it would hold its Annual Meeting of Stockholders on May 19, 2006 in New York City. Stockholders of record on March 20, 2006 may attend the annual meeting. The company anticipates delivering proxy statements to shareholders in early April, 2006.

The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished pursuant to Regulation FD.
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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 21, 2006



                                  North American Galvanizing & Coatings, Inc.



                                  By: /s/ Beth B. Hood
                                      ---------------------------
                                      Beth B. Hood
                                      Vice President and Chief Financial Officer